EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Health Fitness Corporation on Form S-8 of our report dated April 8, 1998 (April 12, 1999 as to Note 3), appearing in the Annual Report on Form 10-K of Health Fitness Corporation for the year ended December 31, 1998.



/s/ DELOITTE & TOUCHE LLP



Minneapolis, Minnesota
March 13, 2000